Exhibit 99.1

Ciena Reports Unaudited Fiscal First Quarter 2011 Results

LINTHICUM, Md.--(BUSINESS WIRE)--March 7, 2011--Ciena® Corporation (NASDAQ: CIEN), the network specialist, today announced unaudited results for its fiscal first quarter ended January 31, 2011.

For the fiscal first quarter 2011, Ciena reported revenue of $433.3 million, representing a 4% sequential increase from fiscal fourth quarter 2010 revenue of $417.6 million.

On the basis of generally accepted accounting principles (GAAP), Ciena's net loss for the fiscal first quarter 2011 was $(79.1) million, or $(0.84) per common share, which compares to a GAAP net loss of $(53.3) million, or $(0.58) per common share, for the fiscal first quarter of 2010. The fiscal first quarter 2011 included $24.2 million in acquisition and integration-related costs associated with Ciena's acquisition of assets of the Metro Ethernet Networks (“MEN”) business of Nortel*.

Ciena's adjusted (non-GAAP) net loss for the fiscal first quarter 2011 was $(13.3) million, or $(0.14) per common share, which compares to an adjusted (non-GAAP) net loss of $(11.4) million, or $(0.12) per common share for the fiscal first quarter 2010. Reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release are provided in the tables in Appendix A.

“As we approach the one year mark of our combination with the Nortel MEN business, we have successfully accomplished our major integration milestones and are now operating from a single, unified foundation from which to maximize the operating leverage in the business,” said Gary Smith, president and CEO of Ciena. “We now have technology leadership across our portfolio and a broader market footprint, and consequently we are experiencing strong momentum.”

First Quarter 2011 Performance Summary

  $433.3 million in fiscal first quarter revenue.
  Non-U.S. customers contributed 49% of total quarterly revenue.
  Two 10%-plus customers represented a total of 25% of quarterly revenue.
  GAAP operating expense of $242.4 million.
  Adjusted (Non-GAAP) operating expense of $182.1 million.
  GAAP gross margin of 38.9%.
  Adjusted (non-GAAP) gross margin of 41.8%, which excludes share-based compensation costs, amortization of intangible assets, and fair value adjustment of acquired inventory.
  Ended the quarter with cash and cash equivalents of $625.8 million.
  A significant integration milestone was completed successfully during the quarter, representing a major landmark of the integration.

Business Outlook

"We continue to be encouraged by strong end user demand and recent customer awards that validate our technology and solutions and leave us well positioned for growth. In the short term, however, we are mindful of the effects of our back office integration activity, which -- while extremely well-executed -- resulted in some revenue acceleration into the first quarter and minor ERP-related supply chain constraints at the beginning of our second quarter,” said Smith. “Accordingly, we expect fiscal second quarter 2011 revenue to be in the range of $415 million to $435 million and adjusted gross margin to be in the low 40s range."

Live Web Broadcast of Unaudited Fiscal First Quarter 2011 Results

Ciena will host a discussion of its unaudited fiscal first quarter 2011 with investors and financial analysts today, Monday, March 7, 2011 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at http://www.ciena.com/. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's website at: www.ciena.com/investors.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof. Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-K, which Ciena filed with the Securities and Exchange Commission on December 22, 2010. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “…now operating from a single, unified foundation from which to maximize the operating leverage in the business”; “We now have technology leadership across our portfolio and a broader market footprint, and consequently we are experiencing strong momentum”; “We expect fiscal second quarter 2011 revenue to be in the range of $415 million to $435 million and adjusted gross margin to be in the low 40s range.” Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expenses, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena is the network specialist. We collaborate with customers worldwide to unlock the strategic potential of their networks and fundamentally change the way they perform and compete. With focused innovation, Ciena brings together the reliability and capacity of optical networking with the flexibility and economics of Ethernet, unified by a software suite that delivers the industry’s leading network automation. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

*'Nortel' is a trademark of Nortel Networks, used under license by Ciena.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended January 31,
	2010	2011
Revenue:
Products	$149,054	$352,427
Services	26,822	80,881
Total revenue	175,876	433,308

Cost of goods sold:
Products	76,669	214,401
Services	19,047	50,401
Total cost of goods sold	95,716	264,802
Gross profit	80,160	168,506
Operating expenses:
Research and development	50,033	95,790
Selling and marketing	34,237	57,092
General and administrative	12,763	38,314
Acquisition and integration costs	27,031	24,185
Amortization of intangible assets	5,981	28,784
Restructuring costs	(21)	1,522
Change in fair value of contingent consideration	-	(3,289)
Total operating expenses	130,024	242,398
Loss from operations	(49,864)	(73,892)
Interest and other income (loss), net	(773)	6,265
Interest expense	(1,828)	(9,550)
Loss before income taxes	(52,465)	(77,177)
Provision for income taxes	868	1,879
Net loss	$(53,333)	$(79,056)
Basic net loss per common share	$(0.58)	$(0.84)
Diluted net loss per potential common share	$(0.58)	$(0.84)
Weighted average basic common shares outstanding	92,321	94,496
Weighted average dilutive potential common shares outstanding	92,321	94,496

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS
	October 31,	January 31,
Current assets:	2010	2011
Cash and cash equivalents	$688,687	$625,820
Accounts receivable, net	343,582	369,718
Inventories	261,619	267,346
Prepaid expenses and other	147,680	135,058
Total current assets	1,441,568	1,397,942
Equipment, furniture and fixtures, net	120,294	123,956
Other intangible assets, net	426,412	389,275
Other long-term assets	129,819	138,471
Total assets	$2,118,093	$2,049,644

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$200,617	$202,236
Accrued liabilities	193,994	186,039
Deferred revenue	75,334	78,575
Total current liabilities	469,945	466,850
Long-term deferred revenue	29,715	26,901
Other long-term obligations	16,435	18,147
Convertible notes payable	1,442,705	1,442,619
Total liabilities	1,958,800	1,954,517
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 290,000,000 shares authorized; 94,060,300 and 94,935,342 shares issued and outstanding	941	949
Additional paid-in capital	5,702,137	5,717,268
Accumulated other comprehensive income	1,062	813
Accumulated deficit	(5,544,847)	(5,623,903)
Total stockholders' equity	159,293	95,127
Total liabilities and stockholders' equity	$2,118,093	$2,049,644

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended January 31,
	2010	2011
Cash flows from operating activities:
Net loss	$(53,333)	$(79,056)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of premium on marketable securities	365	-
Change in fair value of embedded redemption feature	-	(7,130)
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	5,871	14,543
Share-based compensation costs	8,282	9,864
Amortization of intangible assets	7,631	37,137
Provision for inventory excess and obsolescence	950	2,645
Provision for warranty	3,060	1,093
Other	471	851
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	12,627	(26,451)
Inventories	(8,295)	(8,372)
Prepaid expenses and other	9,204	(4,912)
Accounts payable, accruals and other obligations	12,672	(4,300)
Deferred revenue	4,966	427
Net cash provided by (used in) operating activities	4,471	(63,661)
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(7,009)	(17,265)
Restricted cash	(5,520)	(3,505)
Purchase of available for sale securities	(63,591)	-
Proceeds from maturities of available for sale securities	179,739	-
Proceeds from sales of available for sale securities	18,000	-
Acquisition of business, net of cash acquired	(38,450)	16,394
Net cash provided by (used in) investing activities	83,169	(4,376)
Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	83	5,275
Net cash provided by financing activities	83	5,275
Effect of exchange rate changes on cash and cash equivalents	(248)	(105)
Net increase (decrease) in cash and cash equivalents	87,723	(62,762)
Cash and cash equivalents at beginning of period	485,705	688,687
Cash and cash equivalents at end of period	$573,180	$625,820

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$2,560	$2,458
Cash paid during the period for income taxes, net	$736	$1,698
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$3,294	$3,815
Fixed assets acquired under capital leases	$-	$1,456

APPENDIX A – Reconciliation of Adjusted (Non-GAAP) Quarterly Measurements

	Quarter Ended January 31,
	2010	2011

Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$80,160	$168,506
Share-based compensation-products	379	574
Share-based compensation-services	430	503
Amortization of intangible assets	683	5,827
Fair value adjustment of acquired inventory	-	5,735
Total adjustments related to gross profit	1,492	12,639
Adjusted (non-GAAP) gross profit	$81,652	$181,145
Adjusted (non-GAAP) gross profit percentage	46.43%	41.81%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$130,024	$242,398
Share-based compensation-research and development	2,387	2,571
Share-based compensation-sales and marketing	2,458	2,991
Share-based compensation-general and administrative	2,576	3,001
Acquisition and integration costs	27,031	24,185
Amortization of intangible assets	5,981	28,784
Restructuring costs	(21)	1,522
Change in fair value of contingent consideration	-	(3,289)
Settlement of patent litigation	-	500
Total adjustments related to operating expense	40,412	60,265
Adjusted (non-GAAP) operating expense	$89,612	$182,133

Loss from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(49,864)	$(73,892)
Total adjustments related to gross profit	1,492	12,639
Total adjustments related to operating expense	40,412	60,265
Adjusted (non-GAAP) loss from operations	$(7,960)	$(988)
Adjusted (non-GAAP) operating margin percentage	-4.53%	-0.23%

Net Loss Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(53,333)	$(79,056)
Total adjustments related to gross profit	1,492	12,639
Total adjustments related to operating expense	40,412	60,265
Change in fair value of embedded redemption feature	-	(7,130)
Adjusted (non-GAAP) net loss	$(11,429)	$(13,282)

Weighted average basic common shares outstanding	92,321	94,496
Weighted average basic common and dilutive
potential common shares outstanding	92,321	94,496

Net Loss per Common Share
GAAP diluted net loss per common share	$(0.58)	$(0.84)
Adjusted (non-GAAP) diluted net loss per common share	$(0.12)	$(0.14)

The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

  Share-based compensation costs – a non-cash expense incurred in accordance with share-based compensation accounting guidance.
  Amortization of intangible assets – a non-cash expense arising from acquisition of intangible assets, principally developed technologies and customer-related intangibles that Ciena is required to amortize over its expected useful life. The amount of amortization cost increased significantly as a result of the acquisition of the MEN Business.
  Fair value adjustment of acquired inventory – an infrequent charge required by acquisition accounting rules resulting from the required revaluation of inventory acquired from the MEN Business to estimated fair value. This revaluation resulted in a net increase in inventory carrying value and an increase in cost of goods sold for the periods indicated.
  Acquisition and integration-related costs – reflects transaction expense, and consulting and third party service fees associated with the acquisition of the MEN Business and the integration of this business into Ciena's operations. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
  Restructuring costs – infrequent costs incurred as a result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities that Ciena believes are not reflective of its ongoing operating costs.
  Change in fair value of contingent consideration – a gain related to the change in fair value of a contingent refund right Ciena received relating to the lease of its Carling, Canada facility entered into as part of the acquisition of the MEN Business.
  Settlement of patent litigation - included in general and administrative expense during our first quarter of fiscal 2011 is a $0.5 million patent litigation settlement.
  Change in fair value of embedded redemption feature – a non-cash unrealized gain or loss reflective of a mark to market fair value adjustment of an embedded derivative related to the redemption feature of Ciena's outstanding 4.0% senior convertible notes.

CONTACT:
Press:
Ciena Corporation
Nicole Anderson, 410-694–5786
pr@ciena.com
or
Investor:
Ciena Corporation
Gregg Lampf, 888-243–6223
ir@ciena.com